Exhibit 99.1

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2  Forward Looking Statements This presentation contains forward-looking statements relating to the financial condition, results of operations and business of LNB Bancorp, Inc., including certain plans, expectations, goals and statements which are subject to numerous assumptions, risks and uncertainties.  Actual results could differ materially from those indicated by such statements for a variety of reasons.  Among the important factors that could cause actual results to differ materially from those indicated are movements in interest rates, changes in the mix of the Company’s business, competitive pressures, changes in general economic conditions, the nature, extent and timing of governmental actions and reforms and the risk factors detailed in the Company’s 2012 Annual Report on Form 10-K and subsequent current and periodic reports and registration statements filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are based on information available as of the date hereof. LNB Bancorp, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation.

3 2012 Performance TARP CPP Community Involvement 2013 Focus Today’s Discussion

4 LNB Financial Performance (2012 vs. 2011)  Net Loans +  4.71% Total Deposits +  0.85% Net Interest Income -  2.04% Non Interest Expense +  2.22% ($000s) 2012 2011 Provision for Loan Loss $7,242 $10,353 Net Income $ 6,107$  5,003

5 Deposit Market Share (2012) Lorain County  #2 with 22.1% share  City of Lorain #1 with 39.9% share Amherst  #1 with 30.2% share Oberlin  #2 with 49.5% share Vermilion #1 with 34.7% share Elyria  #3 with 14.4% share Olmsted  #3 with 19.2% share Avon  #3 with 10.1% share Avon Lake #4 with 14.3% share Hudson  #1 with 20.1% share Source: FDIC, June 30, 2012

6 Interest Income to Earning Assets (December 31, 2012) *Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/12) 6.00% 5.00% 4.00% 3.00% 2.00% 4.21% 4.44$ LNBB Peer Group*

7 Interest Expense to Earning Assets (December 31, 2012) 1.50% 1.00% 0.50% 0.00% 0.68% 0.71% LNBB Peer Group

8 Net Interest Income to Earning Assets (December 31, 2012) 4.005 3.50% 3.00% 2.50% 2.00% 3.54% 3.69% LNBB Peer Group

9 Non Interest Income toAssets (December 31, 2012) 1.50% 1.25% 1.00% 0.75% 0.50% 0.25% 0.00% 0.97% 1.04% LNBB Peer Group

10 Non Interest Expenses to Assets (December 31, 2012) 4.00% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% 2.93% 3.16% LNBB Peer Group

11 Pre Provision Core Earnings* To Assets (December 31, 2012) *Pre Provision Core Earnings is a non-GAAP financial measure that is defined as income before tax expense, adjusted to exclude the impact of the provision for loan losses. A reconciliation of pre-provision core earnings to the corresponding GAAP financial measure is available in our press release dated January 31, 2013. 2.00% 1.50% 1.00% 0.50% 0.00% 1.34% 1.44% LNBB Peer Group

12 Net Income to Assets (December 31, 2012) 1.00% 0.90% 0.80% 0.70% 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% 0.00% 0.51% 0.80% LNBB Peer Group

13 Credit Quality

14 Net Loan Loss to Avg. Total Loans/Leases (December 31, 2012) 1.50% 1.00% 0.50% 0.00% 0.77% 0.58% LNBB Peer Group

15 30 Days Delinquent + Non Accrual to Total Loans (December 31, 2012) 6.00% 4.50% 3.00% 1.50% 0.00% 3.90% 2.89% LNBB Peer Group

16 Credit Quality Improvement Non Performing Loans to Total Loans 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 2.04% 1.44% 2.43% 4.89% 5.15% 4.09% 3.15% 2006 2007 2008 2009 2010 2011 2012

17 2012 Performance TARP CPP Community Involvement 2013 Focus Today’s Discussion

18 $25.2 million of variable rate Series B Cumulative Perpetual  Preferred Stock issued to the Treasury on December 12, 2008 Concurrently issued warrants to purchase 561,343 common shares at an exercise price of $6.74 per share Series B Preferred Stock sold by Treasury to private investors in June 2012. Company repurchased outstanding warrants from Treasury in July 2012.  Company repurchased approximately 25% of outstanding Series B Preferred Stock in December 2012 at a discount using funds generated from earnings. Company issued 1,357,348 of its common shares in exchange for 9,733 shares of the Series B Preferred Stock in March 2013. Current Thoughts on TARP CPP

19 Approximately $9.2 million in par value of the Series B Preferred Stock remains outstanding. Broader ownership of common shares following the exchange provides potential for increased float in the stock. Prior to the repurchases and the exchange, the annual dividends on the series B Preferred Stock were approximately $1.2 million; following the transactions, annualized dividends on the remaining outstanding shares are $457,000. While we continue to consider all of our alternatives for financing the retirement of the remaining Series B Preferred Stock, the exchange puts us in a position where we expect that our retained earnings can play a more significant role in the funding of any redemption or repurchase activity going forward. Current Thoughts on TARP CPP

20 2012 Performance TARP CPP Community Involvement 2013 Focus Today’s Discussion

21 Activities in the Community 2,000+ hours of volunteer time Clothe-a-Child  Catholic Charities  Second Harvest Food Drive  Special Olympics  Girl Scouts of NEO  Employees volunteering at Second Harvest Food Bank

22 Activities in the Community Team Lorain County  Main Street Vermilion  Amer. Heart Assoc. Walk  Leukemia & LymphomaSociety  Lorain Schools  Hudson Schools  Easter Seals  Lorain  County Metro Parks  Easter Seals Walk at the Black River Landing

23 LNB Receives SBA Lending Award LNB was recognized by the Small Business Administration as the 4th highest small business lender in the Cleveland metro area in 2012.  George Nassif, Adrian Pasquale, Kevin Ball

24 2012 Performance TARP CPP Community Involvement 2013 Focus Today’s Discussion

25 Focus For 2013 Seek to offset margin compression by pursuing Balance sheet growth Fee Income Continued asset quality improvement Expense management Compliance/ risk management

26 Questions ?